EXHIBIT 10.9



                 AGREEMENT OF SALE OF CARTIS INTERNATIONAL, Ltd.
                             SHARES TO CARTIS, INC.

This agreement is entered between

Mr. Herve Gallion, born on January 11, 1944 in Lyon, France, of French nationality and

Mr. Cyril Heitzler, born on April 19, 1968 at Decines, France, of French natoionality

On the one hand, and

Cartis, Inc. headquartered in Palm Beach, 265 Sunrise Avenue, FL 33480 and represented by Steve Olivier, member of the Board of Directors and duly authorized by said Board to do so.


Preamble:

Cartis International, Ltd. is an "offshore" company registered in Mauritius, and incorporated under section 16(4) of the Mauritius Offshore Business Activities Act of 1992. This company was validly registered under the name Cartis International Ltd. on September 30 1998.

Cartis International, Ltd. has a capital of $100,000 composed of 100,000 shares, with a par value of $1.

Mr. Herve Gallion owns 10,000 shares, or 10% of Cartis International, Ltd.

Mr. Cyril Heitzler owns 10,000 shares, or 10% of Cartis International, Ltd.

Mr. Gallion and Heitzler are willing to sell the entirety of the shares that they own in Cartis International, Ltd.

Cartis, Inc. is willing to purchase all of the shares.


It is therefore agreed that :

1/ Mr. Herve Gallion sells 10,000 shares that represent 10% of the capital of Cartis International, Ltd to Cartis, Inc. In consideration for the sale, Cartis, Inc. issues 500,000 shares to Mr. Gallion, under section 144. The


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share  issuance  has  been  duly  authorized  by a  resolution  of the  Board of
Directors of Cartis, Inc. dated February 17, 2000.

2/ 1/ Mr. Cyril Heitzler sells 10,000 shares that represent 10% of the capital of Cartis International, Ltd to Cartis, Inc. In consideration for the sale, Cartis, Inc. issues 500,000 shares to Mr. Heitzler, under section 144. The share issuance has been duly authorized by a resolution of the Board of Directors of Cartis, Inc. dated February 17, 2000.

3/ As a result of the two sale contracts, Cartis International, Inc. becomes the wholly owned (100%) subsidiary of Cartis, Inc.

4/ Each of the signatories, singly, are responsible for the registration of their rights under the agreements.


Palm Beach, February 18, 2000

Signed by:

/s/ Herve Gallion                                 /s/ Cyril Heitzler


Cartis, Inc
/s/ Steve Olivier


Attachments (2)

     - Board resolution dated February 17, 2000 authorizing Steve Olivier to execute this transaction

     - Board resolution dated February 2000 authorizing the issuance of 1,000,000 shares, under section 144.